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Fingerhut Receivables, Inc.                                        Fingerhut Master Trust                          Monthly Report
Certificateholder's Statement                                           Series 1994-1                                      Mar-97
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Section 5.2                                           Class A         Class B         Class C          Class D         Total
(i)   Certificate Amount                          536,925,000.00   92,050,000.00   92,050,000.00   122,728,000.00  843,753,000.00
(ii)  Certificate Principal Distributed            59,658,333.33            0.00            0.00                    59,658,333.33
(iii) Certificate Interest Distributed              2,768,146.67      499,115.56      531,844.44                     3,799,106.67
Total Distribution per $1,000 Certificate
Certificate Principal Distributed per $1,000          83.3333333       0.0000000       0.0000000
Certificate Interest Distributed per $1,000            3.8666667       5.4222223       5.7777777
(iv) Principal Collections                         55,173,322.19    7,094,153.23    7,094,153.23     9,458,459.96    78,820,088.61
(v)  Imputed Yield Collections                     14,873,357.22    2,362,952.88    2,362,952.88     3,139,899.85    22,739,162.83
     Recoveries                                     1,780,498.98      305,247.35      305,247.35       406,978.77     2,797,972.45
     Interest Earned on Prefunded Accounts                  0.00            0.00            0.00             0.00             0.00
       Total Imputed Yield Collections             16,653,856.20    2,668,200.23    2,668,200.23     3,546,878.62    25,537,135.28
		Total Collections                         71,827,178.39    9,762,353.46    9,762,353.46    13,005,338.58   104,357,223.89
(vi) Aggregate Amount of Principal Receivables                                                                    1,304,832,819.16
     Invested Amount (End of Month)               536,925,000.00   92,050,000.00   92,050,000.00   122,728,000.00   843,753,000.00
     Floating Allocation Percentage                  41.1489497%      7.0545436%      7.0545436%       9.4056494%      64.6636862%
     Invested Amount (Beginning of Month)         596,583,333.33   92,050,000.00   92,050,000.00   122,728,000.00   903,411,333.33
     Average Daily Invested Amount                                                                                  883,956,285.85
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                               77.71%      1,352,016,552.82
       30 Days to 59 Days                                     5.56%         96,733,904.36
       60 Days to 89 Days                                     3.21%         55,829,400.58
       90 Days and Over                                      13.52%        235,197,234.45
		 Total Receivables                                 100.00%      1,739,777,092.21
(viii) Aggregate Investor Default Amount                                    14,928,543.62
       As a % of Average Daily Invested Amount
       (Annualized based on 365 days/year)                                         22.02%
(ix)  Certificate Charge-Offs
      Class A                                                                        0.00
      Class B                                                                        0.00
      Class C                                                                        0.00
      Class D                                                                        0.00
	Total Certificate Charge-Offs                                                       0.00
(x)   Servicing Fee
      Class A                                                                  994,305.48
      Class B                                                                  153,416.76
      Class C                                                                  153,416.76
      Class D                                                                  204,546.72
	Total Servicing Fee                                                         1,505,685.72
(xi)  Pool Factor
      Class A                                                                   0.6666667
      Class B                                                                   1.0000000
      Class C                                                                   1.0000000
(xii) Reallocated Principal Collections
      Class B                                                                        0.00
      Class C                                                                        0.00
      Class D  ** Everything was reimbursed
		  by the end of the fiscal month.                                          2,037,154.55
(xiii) Excess Funding Account Balance                                                0.00
       Prefunding Account Balance                                                    0.00
(xiv) Class C Trigger Event Occurrence                                               None
      Class C Reserve Amount                                                          N/A
Average Net Portfolio Yield                                                      15.6445%
Minimum Base Rate                                                                 7.9179%
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